QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use of our report dated March 25, 2005 (except with respect to the matter discussed in Note 14, as to which the date is July 21, 2005 (and to all references to our firm) included in or made a part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas
September 20, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM